Exhibit 21.1

List of Subsidiaries of New Fortress Energy LLC

Entity Name	Jurisdiction
Amaunet S. de R.L. de C.V.	Mexico
American Energy Logistics Solutions LLC	United States
American LNG Marketing LLC	United States
American Natural Gas Holdings LLC	United States
Atlantic Distribution Holdings SRL	Barbados
Atlantic Energy Holdings Limited	Barbados
Atlantic Energy Holdings LLC	United States
Atlantic Energy Infrastructure Holdings SRL	Barbados
Atlantic Pipeline Holdings SRL	Barbados
Atlantic Power Holdings Limited	Bermuda
Atlantic Power Holdings SRL	Barbados
Atlantic Terminal Holdings Limited	Barbados
Atlantic Terminal Infrastructure Holdings SRL	Barbados
Bradford County Development Holdings LLC	United States
Bradford County GPF Holdings LLC	United States
Bradford County GPF Partners LLC	United States
Bradford County Power Holdings LLC	United States
Bradford County Power Partners LLC	United States
Bradford County Real Estate Holdings LLC	United States
Bradford County Real Estate Partners LLC	United States
Bradford County Transport Holdings LLC	United States
Bradford County Transport Partners LLC	United States
Energy Transport Solutions LLC	United States
Island LNG LLC	United States
LA Development Holdings LLC	United States
LA Real Estate Holdings LLC	United States
LA Real Estate Partners LLC	United States
LNG Holdings (Florida) LLC	United States
LNG Holdings LLC	United States
New Fortress Energy Foundation Limited	Jamaica
New Fortress Energy Holdings LLC	United States
New Fortress Energy Jamaica LLC	United States
New Fortress Energy LLC	United States
New Fortress Energy Marketing LLC	United States
New Fortress Intermediate LLC	United States
NFE Angola – Sociedade Unipessoal, Lda.	Angola
NFE Angola Holdings LLC	United States
NFE Atlantic Holdings LLC	United States
NFE Bahamas Holdings Ltd.	Bahamas
NFE BCS Holdings (A) LLC	United States
NFE BCS Holdings (B) LLC	United States
NFE Equipment Holdings LLC	United States
NFE Equipment Partners LLC	United States
NFE Ghana Holdings LLC	United States
NFE Ghana Partners LLC	United States
NFE Honduras Holdings LLC	United States

NFE International Holdings Limited	United Kingdom
NFE International LLC	United States
NFE Ireland Financing DAC	Ireland
NFE ISO Holdings LLC	United States
NFE ISO Partners LLC	United States
NFE Jamaica GP LLC	United States
NFE Logistics Holdings LLC	United States
NFE Management LLC	United States
NFE Mexico Holdings B.V.	Netherlands
NFE Mexico Holdings LLC	United States
NFE Mexico Holdings Parent B.V.	Netherlands
NFE Nicaragua Development Partners LLC	United States
NFE Nicaragua Development Partners LLC	Nicaragua
NFE Nicaragua Holdings LLC	United States
NFE North Distribution Limited	Jamaica
NFE North Holdings Limited	Bermuda
NFE North Holdings Limited	Jamaica
NFE North Infrastructure Limited	Bermuda
NFE North Trading Limited	Bermuda
NFE North Transport Limited	Jamaica
NFE Pacifico LAP, S. de R.L. de C.V.	Mexico
NFE Plant Development Holdings LLC	United States
NFE Shannon Holdings Limited	Ireland
NFE Side Vehicle LLC	United States
NFE South Holdings Limited	Bermuda
NFE South Holdings Limited	Jamaica
NFE South Power Holdings Limited	Jamaica
NFE South Power Holdings LLC	United States
NFE South Power Trading Limited	Jamaica
NFE South Power Trading Limited	Bermuda
NFE South Trading Limited	Bermuda
NFE Sub LLC	United States
NFE Transport Holdings LLC	United States
NFE Transport Partners LLC	United States
NFEnergía GN de BCS S. de R.L. de C.V.	Mexico
NFEnergia Honduras S. de R.L.	Honduras
NFEnergia LLC	Puerto Rico
NFEnergia Mexico S. de R.L. de C.V.	Mexico
NFI Equity Holdings LLC	United States
PA Development Holdings LLC	United States
PA Real Estate Holdings LLC	United States
PA Real Estate Partners LLC	United States
Path Ltd.	Bahamas
Shannon LNG Energy Limited	Ireland
Shannon LNG Limited	Ireland
Soluciones de Energia Limpia PR LLC	Puerto Rico
TICO Development Partners Holdings LLC	United States
TICO Development Partners LLC	United States